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                                                                     EXHIBIT 4.7

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                          REGISTRATION RIGHTS AGREEMENT

                                 by and between


                             CEDAR BRAKES II, L.L.C.
                                    as Issuer


                                       and


                     CREDIT SUISSE FIRST BOSTON CORPORATION
                              as Initial Purchaser




                          Dated as of December 7, 2001



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                          REGISTRATION RIGHTS AGREEMENT


                  This Registration Rights Agreement (this "Agreement") is made and entered into as of December 7, 2001 by and between Cedar Brakes II, L.L.C., a Delaware limited liability company (the "Issuer"), and Credit Suisse First Boston Corporation (the "Initial Purchaser"), who has agreed to purchase the Issuer's 9.875% Series A Senior Secured Bonds due 2013 (the "Initial Bonds") pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated December 7, 2001 (the "Purchase Agreement"), by and between the Issuer and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Initial Bonds, the Issuer has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 6 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated as of December 12, 2001 between the Issuer and Bankers Trust Company, as Trustee (the "Indenture").

                  The parties hereby agree as follows:

SECTION 1. DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Act: The Securities Act of 1933, as amended.

                  Additional Interest: As defined in Section 5 hereof.

                  Additional Interest Rate: As defined in Section 5 hereof.

                  Affiliate: As defined in Rule 144 of the Act.

                  Agreement: As defined in the initial paragraph hereof.

                  Bonds: As defined in Section 3(c) hereof.

                  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                  Closing Date: The date hereof.

                  Commission: The Securities and Exchange Commission.

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                  Consummate: An Exchange Offer shall be deemed "Consummated"
for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Bonds to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement as continuously effective and the keeping open of the Exchange Offer for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery, by the Issuer to the Registrar under the Indenture, of Exchange Bonds in the same aggregate principal amount as the aggregate principal amount of Initial Bonds tendered by Holders thereof pursuant to the Exchange Offer.

                  Consummation Deadline: As defined in Section 3(b) hereof.

                  Effectiveness Deadline: As defined in Sections 3(a) and 4(a)(2) hereof.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Exchange Bonds: The Issuer's 9.875% Series B Senior Secured Bonds due 2013 to be issued pursuant to the Indenture (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

                  Exchange Offer: The offer made by the Issuer to the Holders of the Initial Bonds with respect to the exchange and issuance by the Issuer of a principal amount of Exchange Bonds (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Initial Bonds that are tendered by such Holders in connection with such exchange and issuance.

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Initial Bonds to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1),
(2), (3) or (7) under the Act, and pursuant to Regulation S under the Act.

                  Filing Deadline: As defined in Sections 3(a) and 4(a)(1) hereof.

                  Holders: As defined in Section 2 hereof.

                  Indenture: As defined in the second paragraph hereof.

                  Initial Bonds: As defined in the initial paragraph hereof.

                  Initial Purchaser: As defined in the initial paragraph hereof.


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                  Issuer: As defined in the initial paragraph hereof.

                  Plan of Distribution: As described in Annex A hereof.

                  Private Exchange: As defined in Section 3(c) hereof.

                  Private Exchange Bonds: As defined in Section 3(c) hereof.

                  Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.

                  Purchase Agreement: As defined in the second paragraph hereof.

                  Recommencement Date: As defined in Section 6(d) hereof.

                  Registration Default: As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Issuer relating to (a) an offering of Exchange Bonds pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Regulation S: Regulation S promulgated under the Act.

                  Rule 144: Rule 144 promulgated under the Act.

                  Rules: As defined in Section 6(c)(xxi) hereof.

                  Shelf Registration Statement: As defined in Section 4(a) hereof.

                  Suspension Notice: As defined in Section 6(d) hereof.

                  Suspension Period: As defined in Section 6(d) hereof.

                  TIA: The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

                  Transfer Restricted Securities: (a) Each Initial Bond, until the earliest to occur of (i) (x) the date on which such Initial Bond is exchanged in the Private Exchange


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for a Private Exchange Bond or (y) the date on which such Initial Bond is exchanged in the Exchange Offer for an Exchange Bond which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Initial Bond has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Bonds or Private Exchange Bonds, as applicable), or (iii) the date on which such Initial Bond is distributed to the public pursuant to Rule 144 under the Act (and purchasers thereof have been issued Exchange Bonds or Private Exchange Bonds, as applicable) and (b) each Exchange Bond or Private Exchange Bond, as the case may be, until the date on which such Exchange Bond or Private Exchange Bond, as the case may be, is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

SECTION 2. HOLDERS

                  A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Issuer shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (such 90th day being the "Filing Deadline"), (ii) use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 230 days after the Closing Date (such 230th day being the "Effectiveness Deadline"), and
(iii) use commercially reasonable efforts to commence and Consummate the Exchange Offer upon the effectiveness of such Exchange Offer Registration Statement. The Exchange Offer shall be on the appropriate form permitting (x) registration of the Exchange Bonds to be offered in exchange for the Initial Bonds that are Transfer Restricted Securities and (y) resales of Exchange Bonds by Broker-Dealers that tendered into the Exchange Offer Initial Bonds that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Initial Bonds acquired directly from the Issuer or any of its Affiliates), as contemplated by Section 3(c) below.

                  (b) The Issuer shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall use commercially reasonable efforts to keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, that in no event shall such period be less


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than 30 days. The Issuer shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Bonds shall be included in the Exchange Offer Registration Statement. The Issuer shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 40 days thereafter (such 40th day being the "Consummation Deadline").

                  (c) The Issuer shall include a "Plan of Distribution" section which contains the information in Annex A hereto in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Bonds acquired directly from the Issuer or any Affiliate of the Issuer) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in law, policy, rules or regulations after the date of this Agreement.

                  Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Bonds received by such Broker-Dealer in the Exchange Offer, the Issuer shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Bonds by Broker-Dealers, the Issuer agrees to use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Issuer shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request, and in no event later than one day after such request, at any time during such period.

                  Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange


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Offer, it being the objective of such Registered Exchange Offer to enable each
Holder of Transfer Restricted Securities electing to exchange the Initial Bonds for Exchange Bonds (assuming that such Holder is not an Affiliate of the Issuer, acquires the Exchange Bonds in the ordinary course of such Holder's business and has no arrangements with any Person to participate in the distribution of the Bonds and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Bonds from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of the several states of the United States.

                  If, upon consummation of the Registered Exchange Offer, the Initial Purchaser holds Initial Bonds acquired by it as part of its initial distribution, the Issuer, simultaneously with the delivery of the Exchange Bonds pursuant to the Registered Exchange Offer, shall issue and deliver to the Initial Purchaser upon the written request of the Initial Purchaser, in exchange (the "Private Exchange") for the Initial Bonds held by the Initial Purchaser, a like principal amount of debt securities of the Issuer issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States) to the Initial Bonds (the "Private Exchange Bonds"). The Initial Bonds, the Exchange Bonds and the Private Exchange Bonds are herein collectively called the "Bonds."

SECTION 4. SHELF REGISTRATION

                  (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Issuer has complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities shall notify the Issuer within 10 Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Bonds acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Bonds or Private Exchange Bonds not eligible for participation in the Registration Exchange Offer, then the Issuer shall:

                  (1) cause to be filed, on or prior to 45 days after the earlier of (i) the date on which the Issuer determines that the Exchange Offer Registration Statement cannot be filed as a result of clause
                           (a)(i) above and (ii) the date on which the Issuer receives the notice specified in clause (a)(ii) above, (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer


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                           Registration Statement (the "Shelf Registration
                           Statement")), relating to all Transfer Restricted Securities, and

                  (2) shall use commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 230 days after the Filing Deadline for the Shelf Registration Statement (such 230th day the "Effectiveness Deadline").

                  (3) If, after the Issuer has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Issuer is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Issuer shall remain obligated to meet the Effectiveness Deadline set forth in clause (2).

                  (4) To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Issuer shall use commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity, as to all matters within the Issuer's control, with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuer in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant

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to Section 5 hereof unless and until such Holder shall have provided all such information, and no Holder shall be entitled to have the Bonds held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading.

SECTION 5. ADDITIONAL INTEREST UNDER CERTAIN CIRCUMSTANCES

                  If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline,
(b) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline or (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline (each such event referred to in clauses (a) through (c), a "Registration Default"), then the Issuer hereby agrees to pay additional interest ("Additional Interest") with respect to the Bonds. Additional Interest shall accrue on the Bonds over and above the interest set forth in the title of the Bonds from and including the date on which any such Registration Default shall occur, but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum regardless of the number of Registration Defaults (the "Additional Interest Rate"). Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (a) above, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (b) above or (iii) upon Consummation of the Exchange Offer, in the case of (c) above, Additional Interest payable with respect to the Transfer Restricted Securities as a result of such clause (a), (b) or (c), as applicable, shall cease to accrue.

                  Any amounts of Additional Interest due pursuant to this
Section 5 shall be payable in cash on the regular Interest Payments Dates with respect to the Bonds. The amount of Additional Interest shall be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Bonds and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

SECTION 6. REGISTRATION PROCEDURES

                  (a) Exchange Offer Registration Statement. (i) In connection with the Exchange Offer or the Private Exchange, as the case may be, the Issuer shall (A) comply with all applicable provisions of Section 6(c) below and (B) use commercially reasonable


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efforts to effect such exchange and to permit the resale of Exchange Bonds or the Private Exchange Bonds, as the case may be, by Broker-Dealers that tendered in the Exchange Offer or the Private Exchange, as the case may be, Initial Bonds that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Bonds acquired directly from the Issuer or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof.

                           (i) If, following the date hereof there has been
                  announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Issuer raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Issuer hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Issuer to Consummate an Exchange Offer for such Transfer Restricted Securities. The Issuer hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Issuer hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Issuer setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff. At any point in the process, the Issuer may, in lieu of continuing or pursuing a no-action letter, file a Shelf Registration Statement.

                           (ii) As a condition to its participation in the
                  Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Issuer, prior to the Consummation of the Exchange Offer, a written representation to the Issuer (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Issuer, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Bonds to be issued in the Exchange Offer, (C) it is acquiring the Exchange Bonds in its ordinary course of business and (D) if such Holder is a Broker-Dealer, that it will receive Exchange Bonds for its own account in exchange for Initial Bonds that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection

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                  with any resale of such Exchange Bonds. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Bonds shall acknowledge and agree that, if the resales are of Exchange Bonds obtained by such Holder in exchange for Initial Bonds acquired directly from the Issuer or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and
                  (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                  (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Issuer shall:

                           (i) comply with all the provisions of Section 6(c)
                  below and use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Issuer pursuant to Section 4(b) hereof), and pursuant thereto the Issuer will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof and include the names of the Holders who propose to sell Bonds pursuant to the Shelf Registration Statement as selling securityholders.

                           (ii) issue, upon the request of any Holder or
                  purchaser of Initial Bonds or Private Exchange Bonds, as the case may be, covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Bonds having an aggregate principal amount equal to the aggregate principal amount of Initial Bonds or Private Exchange Bonds, as the case may be, sold pursuant to the Shelf Registration Statement and surrendered to the Issuer for cancellation; the Issuer shall register Exchange Bonds on the Shelf Registration Statement for this purpose and issue the Exchange




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                  Bonds to the purchaser(s) of securities subject to the Shelf
                  Registration Statement in the names as such purchaser(s) shall designate.

                  (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Issuer shall:

                           (i) use commercially reasonable efforts to keep such
                  Registration Statement continuously effective and provide all requisite financial statements for the period specified in
                  Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuer shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.

                           (ii) (A) prepare and file with the Commission such
                  amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; (B) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and (C) comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) advise each Holder promptly and, if requested
                  by such Holder, confirm such advice in writing, (A) with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
                  (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the


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                  Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the receipt by the Issuer or its legal counsel of any notification with respect to the suspension of the qualification of the Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) subject to Section 6(c)(i), if any fact or event
                  contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (v) furnish to each Holder in connection with such
                  exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement);

                           (vi) promptly prior to the filing of any document
                  that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Issuer's representatives available for discussion of such document and other customary due diligence matters,


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                  and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                           (vii) make available, at reasonable times, for
                  inspection by the Trustee and any attorney or accountant retained by the Trustee, all financial and other records, and pertinent corporate documents of the Issuer and cause the Issuer's officers, directors and employees to supply all information reasonably requested by the Trustee, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, that (A) the information and inspection requests and due diligence investigations made pursuant to this clause (vii) and clause
                  (vi) of this Section 6 shall be coordinated on behalf of the Initial Purchaser, the Holders and on behalf of the other parties, by one counsel designated by and on behalf of such parties and (B) each Holder shall bear its expenses and the expenses of its consultants and advisers (including, without limitation, any attorney, accountant or other agent retained by such Person) incurred pursuant to this clause (vii) and clause (vi) of this Section 6;

                           (viii) if requested by the Initial Purchaser in
                  connection with such exchange or sale, (A) promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the Initial Purchaser may reasonably request to have included therein, including, without limitation, the information relating to the "Plan of Distribution" of the Transfer Restricted Securities set forth in Annex A hereto; and (B) make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuer is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (ix) furnish to each Holder in connection with such
                  exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated by reference therein);

                           (x) deliver to each Holder, without charge, as many
                  copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuer hereby consents, subject to the provisions of this Agreement, to the use (in accordance with applicable law) of the

                  Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                           (xi) upon the request of any Holder, (A) enter into
                  such customary agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement; and (B) in such connection:

                           (1) upon request of any Holder, furnish (or in the case of paragraphs (y) and (z), use commercially reasonable efforts to cause to be furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                                    (x)      a certificate, dated such date,
                                             signed on behalf of the Issuer by
                                             the President or any Vice President
                                             of the Issuer confirming, as of the
                                             date thereof, the matters set forth
                                             in Section 6(e) of the Purchase
                                             Agreement and such other similar
                                             matters as such Holders may
                                             reasonably request;

                                    (y)      an opinion, dated the date of
                                             Consummation of the Exchange Offer
                                             or the date of effectiveness of the
                                             Shelf Registration Statement, as
                                             the case may be, of in-house
                                             counsel for the Issuer (A)covering
                                             matters similar - to those set
                                             forth in Section 6(c) of the
                                             Purchase Agreement and such other
                                             matters as such Holder may
                                             reasonably request, with similar
                                             assumptions and exceptions and in
                                             form and substance substantially
                                             similar to that customarily
                                             delivered in public offerings of
                                             securities, and, in any event,
                                             including a statement to the effect
                                             that such counsel has participated
                                             in conferences with officers and
                                             other representatives of the Issuer
                                             and with representatives of the
                                             independent public accountants for
                                             the Issuer, and has considered the
                                             matters required to be stated
                                             therein and the statements
                                             contained therein, although such
                                             counsel has not independently
                                             verified the accuracy, completeness
                                             or fairness of such statements; and
                                             (B) that such counsel - advises
                                             that, on the basis of the
                                             foregoing, no facts came to such
                                             counsel's attention that caused
                                             such counsel to believe that the
                                             applicable Registration Statement,
                                             at the time such Registration
                                             Statement or any post-effective
                                             amendment thereto became effective,
                                             and, in the case of the Exchange
                                             Offer Registration Statement, as of
                                             the date of Consummation of the
                                             Exchange Offer, contained an untrue
                                             statement of a material fact or
                                             omitted to state a material fact
                                             required to be stated therein or
                                             necessary to make the statements
                                             therein not misleading, or that the
                                             Prospectus contained in such
                                             Registration Statement as of its
                                             date and, in the case of the
                                             opinion dated the date of
                                             Consummation of the Exchange Offer,
                                             as of the date of Consummation,
                                             contained an untrue statement of a
                                             material fact or omitted to state a
                                             material fact necessary in order to
                                             make the statements therein, in
                                             light of the circumstances under
                                             which they were made, not
                                             misleading; provided, that without
                                             limiting the foregoing, such
                                             counsel may state further that such
                                             counsel assumes no responsibility
                                             for, and has not independently
                                             verified, the accuracy,
                                             completeness or fairness of the
                                             financial statements, notes and
                                             schedules thereto, and other
                                             financial data included in any
                                             Registration Statement contemplated
                                             by this Agreement or the related
                                             Prospectus; and

                                    (z)      a customary comfort letter, dated
                                             the date of Consummation of the
                                             Exchange Offer, or as of the date
                                             of effectiveness of the Shelf
                                             Registration Statement, as the case
                                             may be, from the Issuer's
                                             independent accountants, in the
                                             customary form and covering matters
                                             of the type customarily covered in
                                             comfort letters to underwriters in
                                             connection with underwritten
                                             offerings, and affirming the
                                             matters set forth in the comfort
                                             letters delivered pursuant to
                                             Section 6(a) of the Purchase
                                             Agreement; and

                           (2)      deliver such other documents and
                                    certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (1) above and with any customary conditions contained in any agreement entered into by the Issuer pursuant to this clause (xi);

                           (xii) prior to any public offering of Transfer
                  Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, that (A) the Issuer shall not be required to -------- register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject and (B) the Issuer shall not be obligated to pay for expenses incurred pursuant to this subparagraph in excess of $5,000;

                           (xiii) in connection with any sale of Transfer
                  Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends, and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                           (xiv) provide a CUSIP number for all Transfer
                  Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                           (xv) otherwise use commercially reasonable efforts to
                  comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                           (xvi) cause the Indenture to be qualified under the
                  TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA;

                           (xvii) provide promptly to each Holder, upon request,
                  each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act;

                           (xviii) if a Registered Exchange Offer or a Private
                  Exchange is to be consummated, upon delivery of the Initial Bonds by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Bonds or the Private Exchange Bonds, as the case may be, the Company shall mark, or caused to be marked, on the Initial Bonds so exchanged that such Initial Bonds are being canceled in exchange for the Exchange Bonds or the Private Exchange Bonds, as the case may be, in no event shall the Initial Bonds be marked as paid or otherwise satisfied;

                           (xix) cooperate with the Holders of the Bonds to
                  facilitate the timely transfer of Bonds to be sold pursuant to any Registration Statement free of any restrictive legends and, to the extent consistent with the terms of the Indenture, facilitate timely preparation and delivery of certificates representing the Bonds, in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Bonds pursuant to such Registration Statement;

                           (xx) use commercially reasonable efforts to confirm
                  that the ratings received for the Initial Bonds prior to their initial sale will apply to the Bonds covered by a Registration Statement;

                           (xxi) in the event that any Broker-Dealer shall
                  underwrite any Bonds or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Bonds or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer will assist such Broker-Dealer in complying with the requirements of such Rules, including, without limitation, by (A) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Bonds, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Bonds, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 8 hereof and (C) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of the Rules; and

                           (xxii) use commercially reasonable efforts to take
                  all other steps necessary to effect the registration of the Bonds covered by a Registration Statement contemplated hereby.

                  (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Issuer of the existence of any fact of the kind described in Section 6(c)(iii)(D) or (E) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Any such period from the date of such Suspension Notice until the Recommencement Date is referred to herein as a "Suspension Period." Upon issuing a Suspension Notice, the Issuer shall promptly prepare and file such additional or supplemental fillings to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Bonds or purchasers of Bonds, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Holder receiving a Suspension Notice hereby agrees that it will either (x) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Issuer with more recently dated Prospectuses or
(y) deliver to the Issuer (at the Issuer' expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date. There shall be no more than three Suspension Periods in any 12-month period, the aggregate number of days of such Suspension Periods shall not exceed 90 days in such 12-month period and no Suspension Period shall exceed 60 days. The Issuer shall be deemed not to have used commercially reasonable efforts to keep any Registration Statement effective during the requisite period if it voluntarily takes any action (other than an action permitted by this Section 6(d)) that would result in Holders of Bonds covered thereby not being able to offer and sell such Bonds during that period, unless such action is required by applicable law.

                  (e) Effectiveness of Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Issuer hereunder to maintain the effectiveness of any Registration Statement and any related Prospectus may be suspended, without default or penalty to the Issuer, for one or more periods of time as may be required with respect to such Registration Statement if (i) the Management Committee of the Issuer shall have determined that the offering and sales under the Registration Statement, the filing of such Registration Statement or the maintenance of its effectiveness would require disclosure of or would interfere in any material respect with any material financing, acquisition, merger, offering or other transaction involving the Issuer or would otherwise require disclosure of nonpublic information that could materially and adversely affect the Issuer or (ii) the Issuer is required by any state or federal securities laws to file an amendment or supplement to such Registration Statement for the purpose of incorporating quarterly or annual information, which is not automatically effective. Further, the Issuer shall be deemed to have used commercially reasonable efforts to keep any Registration Statement continuously effective if either (i) or (ii) above has occurred.

SECTION 7. REGISTRATION EXPENSES

                  (a) All expenses incident to the Issuer's performance of or compliance with this Agreement will be borne by the Issuer, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Bonds and/or the Private Exchange Bonds to be issued in the Exchange Offer and/or the Private Exchange and printing of Prospectuses), messenger and delivery services and telephone;
(iv) all fees and disbursements of counsel for the Issuer and the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Bonds on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Issuer will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

                  (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuer will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities who are tendering Initial Bonds in the Exchange Offer and/or selling or reselling Initial Bonds or Exchange Bonds pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements, which fees shall not exceed $25,000, of not more than one counsel, who shall be Skadden, Arps, Slate, Meagher & Flom LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

                  (a) The Issuer agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (or any amendment or supplement thereto) provided by the Issuer to any Holder or any prospective purchaser of Exchange Bonds or registered Initial Bonds, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Issuer by any of the Holders.

                  (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuer and its directors and officers, and each Person, if any, who controls the Issuer (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Issuer set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Issuer by such Holder expressly for use in any Registration Statement.

                  (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuer, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than 20 Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Issuer, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Issuer and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities plus (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

         The Issuer agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Issuer (a) is not subject to Section 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (b) is subject to Section 13 or 15(d) of the Exchange Act, to use commercially reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. UNDERWRITTEN REGISTRATIONS

         If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

         No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

SECTION 11. MISCELLANEOUS

                  (a) Remedies. The Issuer acknowledges and agree that any failure by the Issuer to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Sections 3 and 4 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's securities under any agreement in effect on the date hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Issuer or its Affiliates).

                  (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) If to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                           (ii)     if to the Issuer:

                                    Cedar Brakes II, L.L.C.
                                    1001 Louisiana Street
                                    Houston, Texas 77002
                                    (713) 420-2813
                                    Attention: President

                                    With a copy to:
                                    Chadbourne & Parke L.L.P.
                                    30 Rockefeller Plaza
                                    New York, New York  10112
                                    Telecopier No.: (212) 541-5369
                                    Attention: Andrea Satty

                  All such notices and communications shall be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if telecopied; and (D) on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  (l) Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Issuer (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System at 111 Eighth Avenue, 13th Floor, New York, NY 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and
(iii) agrees that service of process upon CT Corporation System and written notice of said service to the Issuer shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Bonds shall be outstanding. To the extent that the Issuer may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

           [The remainder of this page was left blank intentionally.]

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                       CEDAR BRAKES II, L.L.C.


                                       By /s/ John L. Harrison
                                          -----------------------------------
                                       Name: John L. Harrison
                                       Title: Senior Vice President and Chief
                                              Financial Officer





                                       CREDIT SUISSE FIRST BOSTON CORPORATION


                                       By: /s/ Steven S. Greenwald
                                          -----------------------------------
                                           Name: Steven S. Greenwald
                                           Title: Managing Director

                                     ANNEX A


PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Bonds for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Bonds. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Bonds received in exchange for Initial Bonds where such Initial Bonds were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , 2001, all dealers effecting transactions in the Exchange Bonds may be required to deliver a prospectus.(1)

The Issuer will not receive any proceeds from any sale of Exchange Bonds by broker-dealers. Exchange Bonds received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Bonds. Any broker-dealer that resells Exchange Bonds that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Bonds may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Bonds and any commission or concessions received by any such Persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Bonds) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Bonds (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.



--------------
(1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.


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